Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

HOMEFED CORPORATION

JUNE 28, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

∎	20733000000000000000 2	080818

THE BOARD OF DIRECTORS, FOLLOWING THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS (THE “SPECIAL COMMITTEE”), RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

Item 1.	Adopt the Agreement and Plan of Merger among HomeFed Corporation, Jefferies Financial Group Inc. and Heat Merger Sub, LLC, dated as of April 12, 2019, as it may be amended from time to time, including pursuant to Amendment No. 1 to the Merger Agreement, dated as of May 2, 2019 (as amended, the “Merger Agreement”).	FOR	AGAINST	ABSTAIN	Item 2.	Adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Special Committee, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or if a quorum is not present at the Special Meeting.	FOR	AGAINST	ABSTAIN
		☐	☐	☐			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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• Special Meeting Location:	HomeFed Corporation 1903 Wright Place, Suite 220 Carlsbad, CA 92008

0	◾

PROXY

HOMEFED CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR SPECIAL MEETING OF STOCKHOLDERS, JUNE 28, 2019 AT 12:00 P.M. (PDT)

The undersigned stockholder of HomeFed Corporation (the “Company”) hereby appoints Paul J. Borden, Erin N. Ruhe, Roland T. Kelly and Christian E. Foulger (the “Proxies”) and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at HomeFed Corporation, 1903 Wright Place, Suite 220, Carlsbad, CA 92008 on June 28, 2019 at 12:00 P.M. (PDT), and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement / Prospectus is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OF THE SPECIAL MEETING.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

◾	1.1	14475	◾

SPECIAL MEETING OF STOCKHOLDERS OF

HOMEFED CORPORATION

JUNE 28, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

i	Please detach along perforated line and mail in the envelope provided.	i

∎	20733000000000000000 2	080818

THE BOARD OF DIRECTORS, FOLLOWING THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS (THE “SPECIAL COMMITTEE”) RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

Item 1.	Adopt the Agreement and Plan of Merger among HomeFed Corporation, Jefferies Financial Group Inc. and Heat Merger Sub, LLC, dated as of April 12, 2019, as it may be amended from time to time, including pursuant to Amendment No. 1 to Agreement and Plan of Merger, dated as of May 2, 2019 (as amended, the “Merger Agreement”).	FOR	AGAINST	ABSTAIN	Item 2.	Adjourn the Special Meeting from time to time, if necessary or appropriate as determined in the discretion of the Special Committee, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or if a quorum is not present at the Special Meeting.	FOR	AGAINST	ABSTAIN
		☐	☐	☐			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.